EXHIBIT 10.1

AMENDMENT 1 TO
LOAN AND SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT 1 TO LOAN AND SECURITIES PURCHASE AGREEMENT (this “Amendment”) is made as of the 20th day of March, 2008, by and between Industrial Enterprises of America, Inc. (the “Company”) and Black Nickel Vision Fund LLC (the “Purchaser”).

RECITALS

WHEREAS, the Company and the Purchaser are parties to that certain Loan and Securities Purchase Agreement, dated January 15, 2008 (the “Agreement”); and

WHEREAS, the Company and the Purchaser have agreed to amend the Agreement to extend the deadline for the Company to make certain SEC filings and to provide the Purchaser with the additional shares if the Company is sold during the period prior to the completion of such filings.

NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	AMENDMENT OF THE AGREEMENT.

A.           The Agreement is hereby amended by deleting the current Section 4.17 and replacing it in its entirety with the following:

“4.17                      Additional Shares.

(a)           In the event that the Company is not current in its reporting obligations under the Exchange Act for any reason on or before April 22, 2008 (the “Filing Deadline”) (and indicated compliance with such reporting obligations on the cover page of its most recent period report filed with the Commission), the Company shall issue each Purchaser, on April 23, 2008, a certificate, evidencing a number of Shares equal to such Purchaser’s pro-rata portion of 1,500,000 shares of Common Stock (based on such Purchaser’s Subscription Amount hereunder and the aggregate Subscription Amount of all Purchasers hereunder).

(b)           The Company agrees that in the event that it receives and accepts an offer to sell the Company or substantially all of the Company’s assets prior to the earlier to occur of (i) the Company being current in its reporting obligations under the Exchange Act, or (ii) the Filing Deadline, that the Company will grant to each of the Purchasers a certificate evidencing a number of Shares equal to such Purchaser’s pro-rata portion of 1,500,000 shares of Common Stock (based on such Purchaser’s Subscription Amount hereunder and the aggregate Subscription Amount of all Purchasers hereunder).”

B.           Except as expressly provided in this Amendment, all other terms, conditions and provisions of the Agreement shall continue in full force and effect as provided therein.

2.           MISCELLANEOUS.

A.           Headings.  The headings used herein are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or set forth the intentions of the parties.

B.           Counterparts.  This Amendment may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original but all such counterparts shall together constitute one and the same instrument.

C.           Applicable Law.  This Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York.

D.           Purchaser.  Purchaser represents and warrants that it is the sole purchaser of the Securities pursuant to the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first set forth above.

Industrial Enterprises of America, Inc.

______________________________
By: __________________________
Its: __________________________

Black Nickel Vision Fund, LLC

______________________________
By: __________________________
Its: __________________________